Exhibit (c)(5)

NOVEMBER 17, 2008

Confidential

Project Twilight

Presentation to the Special Committee of the

Board of Directors

Houlihan Lokey www.HL.com

U.S. 800.788.5300 Europe + 44.20.7839.3355 China + 86.10.8588.2300 Hong Kong + 852.3551.2300 Japan + 81.3.4577.6000

Los Angeles New York Chicago San Francisco Minneapolis Washington , D.C. Dallas Atlanta London Paris Frankfur t Hong Kong Tokyo Beijing

Houlihan Lokey

Project Twilight

Disclaimer

This presentation, and any supplemental information (written or oral) or other documents provided in connection therewith (collectively, the “materials”), are provided to the Special Committee of the Board of Directors (the “Committee”) and the Board of Directors (the “Board”) of Zones Inc. (the “Company”) by Houlihan Lokey in connection with the Committee’s and Board’s consideration of a potential transaction (the “Transaction”) involving the Company. This presentation is incomplete without reference to, and should be considered in conjunction with, any supplemental information provided by and discussions with Houlihan Lokey in connection therewith. Any defined terms used herein shall have the meanings set forth herein, even if such defined terms have been given different meanings elsewhere in the materials.

The materials were prepared for specific persons familiar with the business and affairs of the Company for use in a specific context and were not prepared with a view to public disclosure or to conform with any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations.

The materials are provided on a confidential basis to the Committee and the Board and may not be disclosed, summarized, reproduced, disseminated or quoted or otherwise referred to, in whole or in part, without Houlihan Lokey’s express prior written consent. Notwithstanding anything to the contrary set forth herein, Houlihan Lokey imposes no restrictions on the disclosure by the Company (including any of its employees, representatives or agents) of the tax treatment or tax structure of any transaction, including those portions of any materials containing such information that are provided by Houlihan Lokey to the Company; provided, however, that (a) any such information and materials shall be kept confidential to the extent necessary to comply with any applicable securities laws, and (b) the foregoing does not constitute an authorization to disclose (i) the name of, or other information that would identify, any party to any transaction, or (ii) confidential commercial, financial or structural information regarding any transaction, except to the extent relating to such tax treatment or tax structure. If the Company plans to disclose information or materials pursuant to the preceding sentence the Company shall inform those to whom it discloses any such information or materials that they may not rely upon such information or materials for any purpose without Houlihan Lokey’s prior written consent. Houlihan Lokey is not an expert on, and nothing contained in the materials should be construed as advice with regard to, legal, accounting, regulatory, insurance, tax or other specialist matters. Any statement contained in the materials as to tax matters was neither written nor intended by Houlihan Lokey or any of its affiliates to be used, and cannot be used by any taxpayer, for the purpose of avoiding tax penalties that may be imposed on such taxpayer. If any person uses or refers to any such tax statement in promoting, marketing or recommending a partnership or other entity, investment plan or arrangement to any taxpayer, then such statement is being delivered to support the promotion or marketing of the transaction or matter addressed and such person should seek advice based on its particular circumstances from an independent tax advisor.

The materials necessarily are based on financial, economic, market and other conditions as in effect on, and the information available to Houlihan Lokey as of, the date of the materials. Although subsequent developments may affect the contents of the materials, Houlihan Lokey has not undertaken, and is under no obligation, to update, revise or reaffirm the materials, except as expressly contemplated by Houlihan Lokey’s engagement letter. The materials are not intended to provide the sole basis for evaluation of the Transaction and do not purport to contain all information that may be required. The materials do not address the underlying business decision of the Company or any other party to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies that might exist for the Company or any other party. The materials do not constitute any opinion, nor do the materials constitute a recommendation to the Committee and the Board, any security holder of the Company or any other person as to how to vote or act with respect to any matter relating to the Transaction or whether to buy or sell any assets or securities of any company. Houlihan Lokey’s only opinion is the opinion that is delivered to the Committee and the Board.

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Disclaimer

The preparation of the materials was a complex process involving quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytic methods employed and the adaptation and application of these methods to the unique facts and circumstances presented and, therefore, is not readily susceptible to partial analysis or summary description. Furthermore, Houlihan Lokey did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. Accordingly, the analyses contained in the materials must be considered as a whole. Selecting portions of the analyses, analytic methods and factors without considering all analyses and factors could create a misleading or incomplete view. The materials reflect judgments and assumptions with regard to industry performance, general business, economic, regulatory, market and financial conditions and other matters, many of which are beyond the control of the participants in the Transaction. Any estimates of value contained in the materials are not necessarily indicative of actual value or predictive of future results or values, which may be significantly more or less favorable. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which any assets, businesses or securities may actually be sold. In preparing the materials, Houlihan Lokey has not conducted any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (contingent or otherwise) of the Company or any other participant in the Transaction.

All budgets, projections, estimates, financial analyses, reports and other information with respect to operations (including estimates of potential cost savings and expenses) reflected in the materials have been prepared by management of the relevant party or are derived from such budgets, projections, estimates, financial analyses, reports and other information or from other sources, which involve numerous and significant subjective determinations made by management of the relevant party and/or which such management has reviewed and found reasonable. The budgets, projections and estimates contained in the materials may or may not be achieved and differences between projected results and those actually achieved may be material. Houlihan Lokey has relied upon representations made by management of the Company and other participants in the Transaction that such budgets, projections and estimates have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management (or, with respect to information obtained from public sources, represent reasonable estimates), and Houlihan Lokey expresses no opinion with respect to such budgets, projections or estimates or the assumptions on which they are based.

Houlihan Lokey has assumed and relied upon the accuracy and completeness of the financial and other information provided to or reviewed by it without (and without assuming responsibility for) independent verification of such information, makes no representation or warranty (express or implied) in respect of the accuracy or completeness of such information and has further relied upon the assurances of the Company and other participants in the Transaction that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. In addition, Houlihan Lokey has relied upon representations made by management of the Company and other participants in the Transaction, without independent verification, that there has been no material change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company or any other participant in the Transaction since the date of the most recent financial statements provided to Houlihan Lokey, and that the final forms of any draft documents reviewed by Houlihan Lokey will not differ in any material respect from such draft documents.

The materials do not constitute a commitment by Houlihan Lokey or any of its affiliates to underwrite, subscribe for or place any securities, to extend or arrange credit, or to provide any other services. In the ordinary course of business, certain of Houlihan Lokey’s affiliates, as well as investment funds in which they may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, one or more parties that may be involved in the Transaction and their respective affiliates or any currency or commodity that may be involved in the Transaction.

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Table of Contents

Page Transaction Background 1 Financial Analyses 5 Appendix 13 Weighted Average Cost of Capital Calculation 14 Relative Stock Performance 17 Benchmarking 19

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Transaction Background

Houlihan Lokey

Project Twilight

Transaction Background

S 1

UMMARY OF SELECTED TRANSACTION TERMS

Parties to the Transaction

Investor Group led by Firoz Lalji Zones, Inc.

Form of Transaction Merger

Form of Consideration Cash

Per Share Transaction Consideration: $7.00

Stock Options shall remain outstanding and be unchanged

Firoz Lalji will enter into an irrevocable proxy and voting agreement to support the Transaction, and to vote all shares of Company stock that are beneficially owned in favor of the Merger

Termination Fee: No breakup fee

Reverse Termination Fee: $5 million

No financing contingency

Financing: Up to $51.0 million

Up to $31.0 million revolving line of credit provided by GE Capital

$20.0 million of subordinated debt provided by Firoz Lalji

The Company has a “Go-Shop” period for approximately 10 days following amendment to the merger agreement of the Transaction to seek a superior proposal

Transaction requires a majority vote of the minority shareholders

1 This summary is intended only as an overview of selected terms and is not intended to cover all terms or details of the Transaction.

Source: Agreement and Plan of Merger dated July 30, 2008, as amended on November 17, 2008.

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Houlihan Lokey

Project Twilight

Transaction Background

TRANSACTION VALUE OVERVIEW

Summary of Transaction Value

(shares outstanding and dollars in millions) Per Share

Shares Transaction

Security Oustanding1 Consideration

Common Stock 15.5 $7.00

Implied Values

Implied Common Equity $108.8

Adjustments:

Debt2 17.6

Cash2 12.3

Implied Enterprise Value 114.1

Implied Transaction Multiples Implied Multiple

Revenue

LTM 09/30/2008 0.16x

NFY 2008 0.17x

NFY+1 2009 0.19x

EBITDA

LTM 09/30/2008 5.6x

NFY 2008 6.9x

NFY+1 20093 10.3x

EBIT

LTM 09/30/2008 6.2x

NFY 2008 7.6x

NFY+1 20093 12.0x

Implied Premium to Historical Stock Trading Prices4

Implied Premium of

Average Per Share Transaction

Trading Period Closing Consideration over Average

As of 07/29/2008 Stock Price5 Closing Stock Price

1	Day $6.04 15.9%
5	Day $7.14 -1.9%

10 Day $7.36 -4.9%

1	Month $7.55 -7.2%
3	Month $7.90 -11.4%
6	Month $8.35 -16.2%
1	Year $9.19 -23.8%

Implied Premium of

Per Share Transaction

Trading Period Closing Consideration over Average

As of 07/29/2008 Stock Price5 Closing Stock Price

52 Week High 10/15/2007 $11.48 -39.0%

52 Week Low 07/29/2008 $6.04 15.9%

1 Based on 15.5 million fully diluted shares outstanding, including 2.3 million exercisable options of which 860,000 are owned by Firoz Lalji, per Company management.

2	Per the Company’s unaudited financial statements for the quarter ended September 30, 2008.
3	Based on adjusted EBITDA and EBIT of $11.0 million and $9.5 million, respectively, excluding transaction expenses.
4	Based on the trading period prior to the original announcement of the Transaction on July 30, 2008.
5	Source: Capital IQ

LTM refers to the most recently completed twelve month period for which financial information has been made public.

EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization. EBIT refers to Earnings Before Interest and Taxes. NFY refers to the next fiscal year for which financial information has not been made public.

NFY +1 refers to the fiscal year following NFY.

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Houlihan Lokey

Project Twilight

Transaction Background

RELATIVE STOCK PERFORMANCE SINCE PRIOR ANNOUNCEMENT

PERFORMANCE OF SELECTED COMPANIES SINCE PRIOR ANNOUNCEMENT (7/30/2008 – 11/14/2008)

Indexed Prices

160.0% 150.0% 140.0% 130.0% 120.0% 110.0% 100.0%

90.0%

80.0%

70.0%

60.0%

50.0%

40.0%

7/3 0/20 08

8/16/2008

9/2/2008

9/1 9/2 008

10/6/2008

10 /23/2008

11/9/2 008

S&P 500 Index Project Twilight Selected Companies

1	GTSI Corp, Insight Enterprises Inc., PC Connection Inc., PC Mall Inc., Pomeroy IT Solutions Inc. and Systemax Inc.

Source: Capital IQ.

3

7/30/2008—11/14/2008:

Index of Selected Companies1: -44.9% S&P 500 Index: -32.0% Project Twilight: 9.2% Reduction of Offer Price: -19.1%

Houlihan Lokey

Project Twilight

Transaction Background

STOCK TRADING HISTORY

COMMON STOCK PRICE & VOLUME HISTORY

Closing Stock Price (US $)

$15.00

$14.00

$13.00

$12.00

$11.00

$10.00 $9.00 $8.00 $7.00 $6.00 $5.00

Daily Volume (000’s)

0.45 0.40 0.35 0.30 0.25 0.20 0.15 0.10 0.05 0.00

11/ 15/0 7

12/15/0 7

01/14/0 8

02/13 /08

03/1 4/08 04/13/ 08

05/1 3/08 06/1 2/08 07/1 2/0 8

08/ 11/0 8

09/ 10/0 8

10/10/0 8

11/09/0 8

Daily Volume (000s) Closing Stock Price (US $) Per Share Transaction Consideration (US $)

Source: Capital IQ.

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Financial Analyses

Houlihan Lokey

Project Twilight

Financial Analyses

FINANCIAL ANALYSES SUMMARY

Implied Per Share Reference Range1

Price Per Share

$10.00 $8.00 $6.00 $4.00 $2.00 $0.00

Selected Companies Analysis Selected Companies Analysis Selected Transactions Analysis Discounted Cash Flow Analysis

3.5x - 4.5x 3.0x - 4.0x 4.5x - 5.5x Discount Rate: 16.0% - 18.0% LTM ended Sept. 30, 2008 NFY 2008 LTM ended Sept. 30, 2008 Terminal Multiple 2012 EBITDA

EBITDA EBITDA EBITDA 3.5x - 4.5x

$5.57

$4.26

$3.91

$2.85

$6.89

$5.57

$5.54

$4.35

Per Share Transaction Consideration of $7.00

Price Per Share of $6.04 as of 7/29/2008

Price Per Share of $5.94 as of 11/14/2008

1 No particular weight was attributed to any analysis. Based on 15.5 million fully diluted shares outstanding, including 2.3 million exercisable options of which 860,000 are owned by Firoz Lalji, per Company management.

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Project Twilight

Financial Analyses

F

INANCIAL ANALYSES SUMMARY (CONT.)

(shares outstanding and dollars in millions, except per share values)

Selected Companies Selected Companies Selected Transactions Discounted Cash Flow

Analysis Analysis Analysis Analysis

LTM Ended 9/30/2008 EBITDA NFY 2008 EBITDA LTM Ended 9/30/2008 EBITDA

EBITDA $20.4 $16.5 $20.4

Selected Multiples Range 3.5x 4.5x 3.0x 4.0x 4.5x 5.5x

Implied Enterprise Value from Operations Reference Range $71.5 $92.0 $49.5 $66.1 $92.0 $112.4 $73.0 $91.4

Add: Cash and Cash Equivalents as of 09/30/2008 $12.3 $12.3 $12.3 $12.3 $12.3 $12.3 $12.3 $12.3

Implied Total Enterprise Value Reference Range $83.8 $104.2 $61.8 $78.3 $104.2 $124.7 $85.2 $103.6

Less: Total Debt as of 09/30/2008 $17.6 $17.6 $17.6 $17.6 $17.6 $17.6 $17.6 $17.6

Implied Total Equity Value Reference Range $66.2 $86.7 $44.2 $60.8 $86.7 $107.1 $67.7 $86.1

Shares Outstanding (1) 15.5 15.5 15.5 15.5 15.5 15.5 15.5 15.5

Implied Per Share Reference Range $4.26 $5.57 $2.85 $3.91 $5.57 $6.89 $4.35 $5.54

1 Based on 15.5 million fully diluted shares outstanding, including 2.3 million exercisable options of which 860,000 are owned by Firoz Lalji, per Company management.

Sources: Project Twilight public filings and Company management.

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Houlihan Lokey

Project Twilight

Financial Analyses

SELECTED PROJECT TWILIGHT HISTORICAL AND PROJECTED FINANCIAL DATA

(dollars in millions)

Fiscal Year Ended December 31, LTM Ended Fiscal Year Ended December 31, CAGR1

2005 2006 2007 09/30/2008 2008E 2009E 2010E 2011E 2012E 5-Year

Reported Revenue $566.6 $577.0 $679.5 $698.9 $677.9 $590.2 $652.2 $733.8 $799.2 3.3%

Revenue Growth % 14.3% 1.8% 17.8% -0.2% -12.9% 10.5% 12.5% 8.9%

Less: Cost of Goods Sold 504.0 503.7 597.4 615.5 599.4 524.8 577.7 649.2 705.3

Gross Profit $62.5 $73.4 $82.1 $83.4 $78.5 $65.3 $74.5 $84.6 $93.9

Gross Margin % 11.0% 12.7% 12.1% 11.9% 11.6% 11.1% 11.4% 11.5% 11.7%

Less: Selling, General & Administrative 43.6 48.4 51.2 56.1 56.4 50.8 52.3 57.3 60.7

Less: Other Operating Expenses 6.6 7.2 8.0 7.2 7.1 7.0 7.4 7.6 8.0

Add: Stock Based Compensation 0.0 0.4 0.2 0.3 0.1 0.1 0.1 0.1 0.1

Add: Depreciation & Amortization 0.0 0.0 0.0 0.0 1.5 1.5 1.6 1.7 1.8

EBITDA $12.3 $18.2 $23.0 $20.4 $16.5 $9.1 $16.5 $21.5 $27.1 3.3%

EBITDA Margin % 2.2% 3.1% 3.4% 2.9% 2.4% 1.9% 2.5% 2.9% 3.4%

Add: Transaction Expense 0.0 0.0 0.0 0.0 0.0 2.0 0.0 0.0 0.0

Adjusted EBITDA $12.3 $18.2 $23.0 $20.4 $16.5 $11.0 $16.5 $21.5 $27.1 3.3%

Less: Stock Based Compensation 0.0 0.4 0.2 0.3 0.1 0.1 0.1 0.1 0.1

Less: Depreciation & Amortization 2.0 1.8 1.8 1.6 1.5 1.5 1.6 1.7 1.8

Adjusted EBIT $10.3 $15.9 $21.0 $18.5 $15.0 $9.5 $14.8 $19.7 $25.2 3.6%

Less: Transaction Expense 0.0 0.0 0.0 0.0 0.0 2.0 0.0 0.0 0.0

EBIT $10.3 $15.9 $21.0 $18.5 $15.0 $7.5 $14.8 $19.7 $25.2 3.6%

EBIT Margin % 1.8% 2.8% 3.1% 2.6% 2.2% 1.3% 2.3% 2.7% 3.1%

1	CAGR refers to Compound Annual Growth Rate.

Sources: Project Twilight financial figures are from public filings and Company management.

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Houlihan Lokey

Project Twilight

Financial Analyses

Selected Companies Analysis[1]

(dollars in millions, except per share values)

	Share Price[4]	Equity Market Value[4,5]	Enterprise Value[4,5]	Enterprise Value[2] to EBITDA[3] FYE[6]	LTM[7]	NFY[8,10]	NFY+1[9,10]
GTSI Corp.	$5.85	$57.8	$62.9	7.6x	4.9x	*NA*	*NA*
Insight Enterprises Inc.	$4.34	$198.5	$457.1	2.5x	2.5x	3.0x	3.0x
PC Connection, Inc.	$4.07	$109.4	$62.6	1.4x	1.5x	1.7x	2.4x
PC Mall Inc.	$3.20	$44.8	$99.5	3.3x	3.0x	3.4x	3.7x
Pomeroy IT Solutions Inc.	$3.00	$36.7	$18.2	*NMF*	*NMF*	*NA*	*NA*
Systemax Inc.	$10.69	$400.0	$327.6	3.0x	2.9x	*NA*	*NA*
Low				1.4x	1.5x	1.7x	2.4x
High				7.6x	4.9x	3.4x	3.7x
Median				3.0x	2.9x	3.0x	3.0x
Mean				3.6x	3.0x	2.7x	3.0x
Project Twilight	$5.94	$86.6	$91.9	4.0x	4.5x	*NA*	*NA*

1 No company used in this analysis for comparative purposes is identical to the Company.
2 Enterprise Value equals equity market value + debt outstanding + preferred stock – cash and cash equivalents.
3 EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization.
4 Based on closing prices as of November 14, 2008.
5 Based on reported fully-diluted shares.
6 FYE refers to the most recently completed fiscal year for which financial information has been made public.
7 LTM refers to the most recently completed twelve month period for which financial information has been made public.
8 NFY refers to the next fiscal year for which financial information has not been made public.
9 NFY +1 refers to the fiscal year following NFY.
10 Multiples based on forward looking financial information may have been calendarised to the Company's fiscal year end of December 31.
NMF refers to not meaningful.
NA refers to not available
Sources: Public filings and Thomson One Consensus Estimates. Project Twilight financial figures are from public filings.

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Houlihan Lokey

Project Twilight

Financial Analyses

1 SELECTED TRANSACTION ANALYSIS – KEY TRANSACTIONS

(dollars in millions)

Transaction Transaction Value/ Gross EBITDA

Announced Target Comparison to Project Twilight Acquiror Value2 Revenue3 EBITDA3 Margin %3 Margin %3

05/13/2008 EDS Over $18B in revenue with stronger margins and more liquidity than other companies in the space. HP $13,440.0 0.60x # 5.1x # 13.7% # 10.9%

01/24/2008 Calence Transaction value includes approximately $35M in earnouts. The business is 26% service / 74% product with Insight Enterprises 160.0 0.40x # 7.7x # NA 4.6%

stronger margins.

08/17/2007 SARCOM Focused on services with stronger gross margins and EBITDA margins. Smaller in size. PCMall 47.5 0.20x 5.4x 14.9% 3.1%

07/09/2007 CompuCom Over $1.5B in revenue with approximately 50% of the business focused on services with a 30% gross margin. Court Square Capital Partners 628.0 0.40x 7.0x NA NA

11/06/2006 GE Access Solutions Larger in size with a similar business model; only resells hardware, specifically the largest reseller of Sun servers. Avnet 412.5 0.20x 6.0x NA NA

Low $47.5 0.20x 5.1x 13.7% 3.1%

High 13,440.0 0.60x 7.7x 14.9% 10.9%

Median 412.5 0.40x 6.0x 14.3% 4.6%

Mean 2,937.6 0.36x 6.2x 14.3% 6.2%

1	No transaction used in this analysis for comparative purposes is identical to the Transaction.

2 Transaction Value refers to the implied enterprise value of target company, based on the announced transaction equity price and other public information available at the time of announcement.

3 Based on reported metric for the most recent LTM prior to the announcement of the transaction. Sources: Capital IQ, public filings and press releases.

Houlihan Lokey

Project Twilight

Financial Analyses

1 SELECTED TRANSACTIONS ANALYSIS – ALL TRANSACTIONS

(dollars in millions)

Announced Target

09/09/2008 Daiwabo Information System Co.

05/13/2008 EDS

03/13/2008 Horizon Technology Group

01/24/2008 Calence

01/02/2008 Optimus Solutions

08/17/2007 SARCOM

07/09/2007 CompuCom

05/29/2007 CDW Corp.

05/25/2007 Innovativ Systems Design, Inc.

04/02/2007 STACK

02/27/2007 Insight Direct PC Wholesale Div.

01/02/2007 The Agilysys KeyLink Systems

11/06/2006 GE Access Solutions

10/17/2006 UMD S A

09/18/2006 Berbee Information Networks

Transaction Transaction Value/ Gross EBITDA

Acquiror Value2 Revenue3 EBITDA3 Margin %3 Margin %3

Daiwabo Co. Ltd. $467.9 0.13x 9.5x 7.5% 1.4%

HP 13,440.0 0.60x 5.1x 13.7% 10.9%

Avnet 140.3 0.31x 8.8x 18.5% 3.5%

Insight Enterprises 160.0 0.40x 7.7x NA 4.6%

Softchoice 47.1 0.30x NA NA NA

PCMall 47.5 0.20x 5.4x 14.9% 3.1%

Court Square Capital Partners 628.0 0.40x 7.0x NA NA

Madison Dearborn Partners 6,691.5 0.90x 14.0x 15.8% 6.8%

Agilysys 100.0 0.40x 5.0x 20.0% 9.3%

Agilysys 28.0 0.50x 6.4x NA NA

SYNNEX 30.0 0.10x NA NA NA

Arrow Electronics 485.0 0.30x 7.4x NA NA

Avnet 412.5 0.20x 6.0x NA NA

Esprinet SpA 98.8 0.30x 6.5x NA NA

CDW Corp. 178.6 0.50x 8.1x 22.1% 6.4%

Low $28.0 0.10x 5.0x 7.5% 1.4%

High 13,440.0 0.90x 14.0x 22.1% 10.9%

Median 160.0 0.31x 7.0x 15.8% 5.5%

Mean 1,530.3 0.37x 7.5x 16.1% 5.8%

1 No transaction used in this analysis for comparative purposes is identical to the Transaction.

2 Transaction Value refers to the implied enterprise value of target company, based on the announced transaction equity price and other public information available at the time of the announcement.

3 Based on reported metric for the most recent LTM prior to the announcement of the transaction.

NMF refers to not meaningful. NA refers to not available NA refers to not available.

Sources: Capital IQ, public filings and press releases.

Houlihan Lokey

Project Twilight

Financial Analyses

1 DISCOUNTED CASH FLOW ANALYSIS – TERMINAL MULTIPLE

(dollars in millions, except per share values)

Projected FYE December 31,

2008E (2) 2009E 2010E 2011E 2012E

Revenue $155.1 $590.2 $652.2 $733.8 $799.2

Revenue Growth % -12.9% 10.5% 12.5% 8.9%

Cost of Goods Sold 137.1 524.8 577.7 649.2 705.3

Selling, General & Administrative 14.0 50.8 52.3 57.3 60.7

Other Operating Expenses 1.8 7.0 7.4 7.6 8.0

Add: Depreciation and Amortization 0.3 1.5 1.6 1.7 1.8

Add: Stock Based Compensation 0.0 0.1 0.1 0.1 0.1

Add: Transaction Expense 0.0 2.0 0.0 0.0 0.0

Adjusted EBITDA $2.7 $11.0 $16.5 $21.5 $27.1

EBITDA Margin % 1.7% 1.9% 2.5% 2.9% 3.4%

Stock Based Compensation (0.0) (0.1) (0.1) (0.1) (0.1)

Depreciation and Amortization (0.3) (1.5) (1.6) (1.7) (1.8)

Adjusted EBIT $2.3 $9.5 $14.8 $19.7 $25.2

Taxes3 (0.9) (3.8) (5.9) (7.9) (10.1)

Unlevered Earnings $1.4 $5.7 $8.9 $11.8 $15.1

Depreciation and Amortization 0.3 1.5 1.6 1.7 1.8

Capital Expenditures (0.5) (2.0) (2.0) (2.0) (2.0)

Change in Working Capital4 14.3 (0.3) (5.9) (9.8) (8.3)

Other Adjustments 0.0 0.0 0.0 0.0 0.0

Unlevered Free Cash Flows $15.6 $4.8 $2.6 $1.8 $6.6

Implied Perpetual PV of Terminal Value

Growth Rate5 as a % of Enterprise Value

Discount Rate 3.5x 4.0x 4.5x 3.5x 4.0x 4.5x

16.0% 8.4% 9.3% 10.0% 65.5% 68.5% 70.9%

16.5% 8.9% 9.8% 10.5% 65.2% 68.2% 70.7%

17.0% 9.3% 10.2% 10.9% 64.9% 67.9% 70.4%

17.5% 9.8% 10.7% 11.4% 64.6% 67.5% 70.1%

18.0% 10.3% 11.2% 11.9% 64.2% 67.2% 69.8%

Present Value PV of Terminal Value as a Implied

of Cash Flows Multiple of 2012 EBITDA Enterprise Value6 Net Debt7 Implied Total Equity Value Implied Equity Value Per Share8

Discount Rate 2008—2012 3.5x 4.0x 4.5x 3.5x 4.0x 4.5x 3.5x 4.0x 4.5x 3.5x 4.0x 4.5x

$26.3

16.0% 16.0% $26.5 $50.4 $57.6 $64.8 $77.0 $84.2 $91.4 $5.3 $71.7 $78.9 $86.1 $4.61 $5.07 $5.54

16.5% 16.5% $26.4 $49.5 $56.6 $63.6 $75.9 $83.0 $90.1 $5.3 $70.6 $77.7 $84.8 $4.54 $5.00 $5.45

17.0% 17.0% $26.3 $48.6 $55.5 $62.5 = $74.9 $81.9 $88.8 — $5.3 = $69.6 $76.6 $83.5 = $4.48 $4.93 $5.37

17.5% 17.5% $26.2 $47.7 $54.6 $61.4 $73.9 $80.8 $87.6 $5.3 $68.6 $75.5 $82.3 $4.42 $4.85 $5.29

18.0% 18.0% $26.1 $46.9 $53.6 $60.3 $73.0 $79.7 $86.4 $5.3 $67.7 $74.4 $81.1 $4.35 $4.78 $5.22

1 Assumes Transaction is consummated on September 30, 2008; mid-year convention applied. Refer to WACC calculation in the Appendices for derivation of discount rate.

2	Represents quarter ending December 31, 2008.
3	Tax rate at 40% per Company management.
4	Per Company management.
5	Implied from corresponding discount rate and 2012 EBITDA multiple.

6 Enterprise Value equals equity market value + debt outstanding + preferred stock + minority interests – cash and cash equivalents.

7	Net debt amount per the Company’s unaudited financial statements for the period ended September 30, 2008.

8 Based on 15.5 million fully diluted shares outstanding, including 2.3 million exercisable options of which 860,000 are owned by Firoz Lalji, per Company management.

Appendix

Appendix

Weighted Average Cost of Capital Calculation Relative Stock Performance Benchmarking

Houlihan Lokey

Project Twilight

Weighted Average Cost of Capital Calculation

(dollars in millions) Equity

Debt to Debt Preferred Market Value

Preferred Equity Market Total Equity Market to Total Stock to Total to Total

Debt1 Stock2 Value3 Capitalization4 Value Capitalization Capitalization Capitalization

GTSI Corp. 5.0 0.0 0.0 57.8 62.9 8.7% 8.0% 0.0% 92.0%

Insight Enterprises Inc. 331.0 0.0 0.0 198.5 529.5 166.8% 62.5% 0.0% 37.5%

PC Connection, Inc. 0.0 0.0 0.0 109.4 109.4 0.0% 0.0% 0.0% 100.0%

PC Mall Inc. 58.9 0.0 0.0 44.8 103.8 131.4% 56.8% 0.0% 43.2%

Pomeroy IT Solutions Inc. 0.0 0.0 0.0 36.7 36.7 0.0% 0.0% 0.0% 100.0%

Systemax Inc. 1.0 0.0 0.0 400.0 401.0 0.3% 0.3% 0.0% 99.7%

Median $3.0 $0.0 $83.6 $106.6 4.5% 4.1% 0.0% 95.9%

Mean $66.0 $0.0 $141.2 $207.2 51.2% 21.3% 0.0% 78.7%

Project Twilight 17.6 0.0 0.0 86.6 104.2 20.3% 16.9% 0.0% 83.1%

Cost of

Levered Unlevered Equity Risk Size Cost of Cost of Preferred

Beta5 Beta6 Premium7 Premium8 Equity9 Debt10 Stock11 WACC12

GTSI Corp. 0.87 0.83 0.83 6.00% 5.82% 15.5% 4.0% 0.0% 14.4%

Insight Enterprises Inc. 1.52 0.76 0.76 6.00% 5.82% 19.3% 4.8% 0.0% 9.0%

PC Connection, Inc. 0.96 0.96 0.96 6.00% 5.82% 16.0% 0.0% * 0.0% 16.0%

PC Mall Inc. 2.26 1.26 1.26 6.00% 5.82% 23.8% 4.0% 0.0% 11.6%

Pomeroy IT Solutions Inc. 1.86 1.86 1.86 6.00% 5.82% 21.4% 0.0% * 0.0% 21.4%

Systemax Inc. 1.19 1.19 1.19 6.00% 2.56% 14.1% 4.8% 0.0% 14.1%

Median 1.35 1.07 17.7% 4.4% 0.0% 14.3%

Mean 1.44 1.14 18.3% 4.4% 0.0% 14.4%

Project Twilight 1.25 1.11 1.11 6.00% 5.82% 17.8% 4.5% 0.0% 15.2%

*Excluded from high, low, mean and median.

1	Debt amount based on most recent public filing as of 11/14/2008.
2	Preferred stock amount as stated in most recent public filing as of 11/14/2008.
3	Equity market value based on closing price on 11/14/2008 and on reported fully-diluted shares as of 11/14/2008.
4	Total capitalization equal to equity market value + debt outstanding + preferred stock.
5	Based on actual beta as per Bloomberg 5-year monthly beta as of 11/14/2008.

6 Unlevered Beta = Levered Beta / (1 + ((1 – Tax Rate) * (Debt / Equity Market Value)) + (Preferred Stock / Equity Market Value)).

7 Houlihan Lokey estimate, based on review of studies measuring the historical returns between stocks and bonds, theoretical models such as supply side and demand side models and other materials.

8 Morningstar, 2008 Ibbotson Stocks, Bonds, Bills, and Inflation Valuation Yearbook, pp. 131, 137-139; based on similarly sized companies.

9 Cost of Equity = Risk Free Rate of Return + (Levered Beta * Equity Risk Premium) + Size Premium. Risk Free Rate of Return as of 11/14/2008, based on 20-year U.S. Treasury Bond Yield.

10 Based on selected company weighted average interest rate per most recent public filings.

11 Based on selected company weighted average preferred dividend per most recent public filings.

12 Weighted Average Cost of Capital (WACC) = (Cost of Debt * (1 – Tax Rate) * Debt to Total Capitalization) + (Cost of Equity * Equity Market Value to Total Capitalization) + (Cost of Preferred * Preferred Stock to Total Capitalization).

See next page for tax rate assumption. Sources: Bloomberg and public filings.

Houlihan Lokey

Project Twilight

Weighted Average Cost of Capital Calculation

Market Assumptions

Risk Free Rate of Return1 4.4% Equity Risk Premium2 6.00% Size Premium3 5.82% Tax Rate4 40.00%

Capital Structure Assumptions

Debt to Equity Market Value5 4.5% Debt to Total Capitalization5 4.1% Preferred Stock to Total Capitalization5 0.0% Equity Market Value to Total Capitalization5 95.9% Cost of Debt5 4.4% Cost of Preferred Stock5 0.0%

Cost of Equity for Computed WACC

Selected Unlevered Beta6 1.07 Levered Beta7 1.10 Cost of Equity8 16.8%

Company Specific Decile 1.41

Cost of Equity based on Project Twilight’s Observed Beta

Observed Levered Beta9 1.25 Unlevered Beta10 1.11 Levered Beta7 1.14 Cost of Equity8 17.1%

Computed Weighted Average Cost of Capital11 16.3%

Weighted Average Cost of Capital based on Project Twilight Observed Beta12 16.5%

Check Selected Company Decile with MM and Trans Approaches Selected Weighted Average Cost of Capital Range 16.0% - - 18.0%

1 Risk Free Rate of Return as of 11/14/2008, based on 20-year U.S. Treasury Bond Yield.

2 Houlihan Lokey estimate, based on a review of studies measuring the historical returns between stocks and bonds, theoretical models such as supply side and demand side models and other materials.

3 Morningstar, 2008 Ibbotson Stocks, Bonds, Bills, and Inflation Valuation Yearbook, pp. 131, 137-139; based on similarly sized companies.

4 As per Company management.

5 Based on review of corresponding metrics of selected companies listed on previous page.

6 Based on review of selected companies’ unlevered betas listed on previous page.

7 Levered Beta = Unlevered Beta * (1 + ((Debt / Equity Market Value) * (1 – Tax Rate)) + (Preferred Stock / Equity Market Value)). Based on Market and Capital Structure Assumptions.

8 Cost of Equity = Risk Free Rate of Return + (Levered Beta * Equity Risk Premium) + Size Premium. Based on Market Assumptions.

9 Levered beta based on Project Twilight’s actual levered beta, as per Bloomberg 5-year monthly beta as of 11/14/2008.

10 Unlevered Beta = Observed Levered Beta / (1 + ((Debt / Equity Market Value) * (1 – Tax Rate)) + (Preferred Stock / Equity Market Value)). Unlevered beta based on Project Twilight’s debt outstanding as of 9/30/2008; and Equity Market Value as of 11/14/08, based on reported fully-diluted shares as of 11/14/2008.

11 Weighted Average Cost of Capital (WACC) = (Cost of Debt * (1 – Tax Rate) * Debt to Total Capitalization + (Cost of Equity * Equity Market Value to Total Capitalization) + (Cost of Preferred Stock * Preferred Stock to Total Capitalization). Based on Cost of Equity for Computed WACC and Market and Capital Structure Assumptions.

12 Cost of Equity based on Project Twilight’s Observed Beta and Market and Capital Structure Assumptions.

Sources: Bloomberg and public filings.

Appendix

Weighted Average Cost of Capital Calculation Relative Stock Performance Benchmarking

Houlihan Lokey

Project Twilight

Relative Stock Performance

RELATIVE STOCK PERFORMANCE – COMPANY VS. SELECTED COMPANIES AND S&P 500 INDEX

Indexed Prices

120.0% 110.0% 100.0%

90.0%

80.0%

70.0%

60.0%

50.0%

40.0%

30.0%

11/15/ 20 07 12/15/20 07 1/14/2008 2/ 13/ 200 8

3/14/2008 4/ 13/ 200 8

5/13/2008 6/ 12/ 200 8 7/12/2008 8/ 11/ 200 8

9/ 10/ 20 08 10/ 10/20 08 11/ 9/ 20 08

S&P 500 Index Project Twilight Selected Companies

11/12/2007—11/14/2008:

Index of Selected Companies1: -62.0% S&P 500 Index: -39.8% Project Twilight: -39.4%

1	GTSI Corp, Insight Enterprises Inc., PC Connection Inc., PC Mall Inc., Pomeroy IT Solutions Inc. and Systemax Inc.

Source: Capital IQ.

Appendix

Weighted Average Cost of Capital Calculation Relative Stock Performance Benchmarking

Houlihan Lokey
Project Twilight

Benchmarking

Benchmarking Data[1]

Size (LTM Revenue, millions)	
Insight Enterprises Inc.	$4,957.7
Systemax Inc.	$2,989.6
PC Connection, Inc.	$1,804.2
PC Mall Inc.	$1,401.7
GTSI Corp.	$784.1
Project Twilight	**$698.9**
Pomeroy IT Solutions Inc.	$607.6

Size[2] (Enterprise Value as of 11/14/2008, millions)	
Insight Enterprises Inc.	$457.1
Systemax Inc.	$327.6
PC Mall Inc.	$99.5
GTSI Corp.	$62.9
PC Connection, Inc.	$62.6
Pomeroy IT Solutions Inc.	$18.2

Historical Growth (2-Fiscal Year Revenue)	
Insight Enterprises Inc.	28.0%
Systemax Inc.	14.6%
PC Connection, Inc.	11.2%
PC Mall Inc.	10.4%
Project Twilight	**9.5%**
Pomeroy IT Solutions Inc.	-7.3%
GTSI Corp.	-9.7%

Historical Growth (1-Fiscal Year Revenue)	
Insight Enterprises Inc.	33.6%
PC Mall Inc.	20.8%
Systemax Inc.	18.5%
Project Twilight	**17.8%**
PC Connection, Inc.	9.2%
Pomeroy IT Solutions Inc.	-1.0%
GTSI Corp.	-16.2%

Projected Growth (1-Fiscal Year Revenue)	
PC Mall Inc.	11.5%
Insight Enterprises Inc.	3.0%
Project Twilight	**-0.2%**
PC Connection, Inc.	-1.0%
GTSI Corp.	*NA*
Pomeroy IT Solutions Inc.	*NA*
Systemax Inc.	*NA*

Historical Growth (2-Fiscal Year EBITDA)	
PC Mall Inc.	168.7%
PC Connection, Inc.	54.0%
Systemax Inc.	46.8%
Project Twilight	**36.8%**
Insight Enterprises Inc.	29.5%
Pomeroy IT Solutions Inc.	-91.9%
GTSI Corp.	***NMF***

Historical Growth (1-Fiscal Year EBITDA)	
PC Mall Inc.	66.2%
Systemax Inc.	48.7%
PC Connection, Inc.	32.3%
Project Twilight	**26.6%**
Insight Enterprises Inc.	22.4%
GTSI Corp.	-25.1%
Pomeroy IT Solutions Inc.	*NMF*

Projected Growth (1-Fiscal Year EBITDA)	
PC Mall Inc.	-3.4%
Insight Enterprises Inc.	-16.6%
PC Connection, Inc.	-19.4%
Project Twilight	**-28.2%**
GTSI Corp.	***NA***
Pomeroy IT Solutions Inc.	*NA*
Systemax Inc.	*NA*

Profitability (LTM EBIT to LTM Revenue)	
Systemax Inc.	3.3%
Insight Enterprises Inc.	2.7%
Project Twilight	**2.6%**
PC Mall Inc.	1.8%
PC Connection, Inc.	1.8%
GTSI Corp.	0.9%
Pomeroy IT Solutions Inc.	-0.9%

Profitability (LTM EBITDA to LTM Revenue)	
Systemax Inc.	3.7%
Insight Enterprises Inc.	3.7%
Project Twilight	**2.9%**
PC Mall Inc.	2.4%
PC Connection, Inc.	2.3%
GTSI Corp.	1.6%
Pomeroy IT Solutions Inc.	0.3%

Profitability (LTM Gross Profit to LTM Revenue)	
Systemax Inc.	15.6%
Pomeroy IT Solutions Inc.	15.3%
Insight Enterprises Inc.	13.8%
GTSI Corp.	13.5%
PC Mall Inc.	13.1%
PC Connection, Inc.	12.2%
Project Twilight	**11.9%**

Relative Depreciation (LTM Depreciation to LTM EBITDA)	
GTSI Corp.	36.0%
Insight Enterprises Inc.	22.8%
PC Mall Inc.	17.9%
PC Connection, Inc.	17.2%
Systemax Inc.	9.0%
Project Twilight	**8.0%**
Pomeroy IT Solutions Inc.	***NMF***

Internal Investment (LTM Capital Expenditures to LTM Revenue)	
Pomeroy IT Solutions Inc.	0.7%
Insight Enterprises Inc.	0.6%
PC Connection, Inc.	0.6%
Systemax Inc.	0.5%
GTSI Corp.	0.4%
PC Mall Inc.	0.3%
Project Twilight	**0.2%**

Liquidity (Current Ratio as of 11/14/2008)	
PC Connection, Inc.	2.2
Pomeroy IT Solutions Inc.	2.0
Project Twilight	**1.8**
Systemax Inc.	1.7
Insight Enterprises Inc.	1.4
GTSI Corp.	1.3
PC Mall Inc.	1.3

Leverage[2] (Debt to EV as of 11/14/2008)	
Pomeroy IT Solutions Inc.	0.0%
PC Connection, Inc.	0.0%
Systemax Inc.	0.3%
GTSI Corp.	8.0%
PC Mall Inc.	59.2%
Insight Enterprises Inc.	72.4%

[1] No company used for comparative purposes is identical to Project Twilight.
[2] Based on public trading prices of common stock.
NMF refers to not meaningful.
NA refers to not available.
Sources: Public filings and Thomson One Consensus Estimates. Project Twilight financial figures are from public filings and Company management.

20

Houlihan Lokey

Project Twilight

Benchmarking

Implied Premiums Paid[1]

Announced	Target	Acquiror	Implied Premiums Paid[1] 1-Day[2]	5-Day[2]	1 Month[2]
09/09/2008	Daiwabo Information System Co.	Daiwabo Co. Ltd.	27.7%	28.0%	31.1%
05/13/2008	EDS	HP	3.6%	28.3%	47.1%
04/30/2008	FTD Group Inc.	United Online Inc.	11.7%	12.5%	12.3%
03/13/2008	Horizon Technology Group	Avnet	153.8% *	184.3% *	180.3%
03/03/2008	Optio Software	Bottomline Technologies	48.0%	54.2%	54.2%
01/30/2008	Audible, Inc.	Amazon.com Inc.	27.4%	38.9%	28.9%
05/29/2007	**CDW Corp.**	**Madison Dearborn Partners**	**16.1%**	**11.5%**	**19.9%**
04/01/2007	Global Imaging Systems	Xerox Corporation	48.7%	45.3%	45.0%
03/27/2007	inWarehouse AB (OM:IWH)	Komplett ASA (OB:KOM)	34.1%	44.6%	47.2%
11/27/2006	Hanover Direct Inc.	Chelsey Capital	-16.7% *	4.2%	-80.8%
05/05/2006	The Sportsman's Guide, Inc.	PPR SA	14.6%	16.3%	20.2%
12/05/2005	Provide Commerce, Inc.	Liberty Media Corp.	11.6%	16.5%	35.1%
04/18/2005	Electrograph Technologies Corp.	Caxton-Iseman Capital, Inc.	35.9%	15.9%	15.3%
04/12/2005	Noland Co.	WinWholesale, Inc	55.8% *	59.5% *	47.8%
12/20/2004	Norstan Inc.	Black Box Corp.	16.7%	19.9%	41.4%
05/27/2004	CompuCom	Platinum Equity	0.9%	2.0%	-18.3%
		Low	0.9%	2.0%	12.3%
		High	48.7%	54.2%	54.2%
		Median	16.4%	16.5%	35.1%
		Mean	22.4%	23.9%	34.3%
Implied Premiums to Historical Stock Trading Prices based on $7.00 Per Share Transaction Consideration[3]			15.9%	-1.9%	-7.2%

[1] *Based on closing stock price data as of date of announcement.*
[2] *Indicates number of trading days prior to announcement of transaction.*
[3] *Based on the closing stock price as of July 29, 2008.*
**Excluded from high, low, mean and median data.*
Source: Capital IQ.

21